UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  July 22, 2011

MESA ENERGY HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-149338	98-0506246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5220 Spring Valley Road, Suite 525, Dallas, Texas 75254
(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 490-9595

Copy of correspondence to:

Marc J. Ross, Esq.
James M. Turner, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Tel:  (212) 930-9700   Fax:  (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry Into a Material Definitive Agreement.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Arrangement of a Registrant.

On July 22, 2011, Mesa Energy Holdings, Inc. (the “Company”) entered into a loan agreement by and among Mesa Energy, Inc., a wholly-owned subsidiary of the Company (“Mesa”), Tchefuncte Natural Resources, LLC (“TNR”), Mesa Gulf Coast, LLC (“MGC”) and The F&M Bank & Trust Company (“F&M”) with respect to a senior secured revolving line of credit facility F&M provides to Mesa.  The loan agreement (the “Loan Agreement”), provides for a revolving loan in the maximum amount of $25,000,000, together with a letter of credit facility not to exceed 50% of the Borrowing Base (as hereinafter defined), subject to the terms and conditions of the Loan Agreement.

In connection with the Loan Agreement, (i) TNR entered into (A) security agreement, and (B) mortgage, collateral assignment, security agreement and financing statement pursuant to which it granted a security interest to F&M in all of its assets, (ii) Mesa entered into a pledge and security agreement, pursuant to which it granted a security interest to F&M in the membership interests of its wholly-owned subsidiaries, TNR and MGC, and (iii) the Company, MGC and TNR entered into unlimited guaranties, pursuant to which each entity absolutely and unconditionally guaranteed and promised to pay to F&M or its order the obligations of Mesa.

Pursuant to the terms of the Loan Agreement, the Company is currently permitted to borrow up to $8,250,000 (the “Borrowing Base”), which will be increased to $10,500,000 if the Company delivers to F&M by August 15, 2011 a required consent relating to the assignment to TNR of certain leases.  The Company expected such consents to be delivered at closing of the Loan Agreement and anticipates such consents to be completed during the allotted period. The Borrowing Base is subject to redetermination at least twice a year and at any other time at the discretion of F&M.

The Loan Agreement contains customary covenants, including but not limited to (i) maximum funded debt to EBITDA ratio, and (ii) minimum interest coverage ratio. The loan commitment shall expire on July 22, 2013.  The Company may repay the loan at any time.

Loans under the Loan Agreement bear interest at a rate equal to F&M’s base rate (currently 3.25%), plus one percent (1.00%) per annum; however, that the interest rate shall never fall below a floor rate of five and three-quarters percent (5.75%) per annum.  Interest is paid on a monthly basis.  The Company paid a loan origination fee of $41,250 upon closing of the Loan Agreement and agreed to pay a fee equal to one half of one percent (0.50%) of any increase in the Borrowing Base.

The Company used the initial funds provided by the loan to complete the acquisition of TNR and to provide working capital for field enhancements and other general corporate purposes.

Item 2.01       Completion of Acquisition or Disposition of Assets.
Item 3.02       Unregistered Sales of Equity Securities.

On July 22, 2011, the Company completed the acquisition of TNR by Mesa.  At the closing, TNR becomes a wholly-owned subsidiary of Mesa and the members of TNR received (i) an aggregate of 21.5 million shares of the Company’s common stock in exchange for all of the issued and outstanding membership interests of TNR (20 million shares), the retirement of notes payable in the amount of $150,000 (1.2 million shares) and for providing personal guarantees to secure remaining loans of TNR (30,000 shares), and (ii) an overriding royalty interest on each lease owned by TNR and on each lease acquired pursuant to the acquisition of Samson (as defined below), equal to the difference between a 75% net revenue interest (“NRI”) (on an 8/8ths basis) and the current NRI, not to exceed 3%.

Immediately prior to the closing of the TNR acquisition, TNR completed the acquisition of properties in four fields in south Louisiana from Samson Contour Energy E & P, LLC (“Samson”).  The Company used net cash of $2,775,608 from the Loan Agreement to fund the net purchase price for the properties, fund a portion of the Site Specific Trust Accounts (“SSTAs”) for plugging liability on wells owned and operated by Samson and reimburse earnest money previously provided in connection with these transactions.  In addition, the Company provided letters of credit in the aggregate amount of $4,704,037 pursuant to the Loan Agreement, which were used to replace letters of credit in place by TNR and Samson for existing SSTAs as well as to provide additional, newly created SSTAs.

TNR is a Louisiana operator that owns and operates producing properties in five fields in Plaquemines and Lafourche Parishes, Louisiana. TNR is now a wholly-owned subsidiary of Mesa. TNR owns the Lake Hermitage Field in Plaquemines Parish, Louisiana. Current production at Lake Hermitage averages approximately 160 barrels of oil and 240 mcf of gas per day. Total mineral acreage held by production is approximately 3,578 acres. A third party engineering report prepared by Collarini Associates, with an effective date of April 1, 2011,  places the value of total proved reserves using a discount rate of 10% (PV-10) at approximately $15.25 million with proved developed producing reserves of $5.24 million. Probable reserves are estimated at $10.65 million.

The properties owned by Samson have aggregate net production of approximately 160 barrels of oil and 1,080 mcf per day of gas from thirteen producing wells and approximately 3,611 net mineral acres are held by production in these fields.  The Company believes there are a number of re-completion and workover opportunities in these fields as well as new offset developmental drilling and deep gas potential.  All of these potential opportunities are currently being evaluated.

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 22, 2011, the board of directors of the Company appointed Carolyn M. Greer as a director of the Company. There is no understanding or arrangement between Ms. Greer and any other person pursuant to which Ms. Greer was selected as a director.  Ms. Greer does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

After completing her Bachelor of Science degree in Petroleum Engineering with honors from Mississippi State University, Ms. Greer began her career at Shell Oil Company in June 1986 where she worked on many office and field teams in exploration and production.

On January 1, 1999, Ms. Greer joined Energy Partners (EPL), where she evaluated reserves, ran economics and supervised the drilling of wells in a drill-to-earn farm out with Chevron.  In 2000, she joined Matrix Oil and Gas as Senior Reservoir Engineer.  In 2002, she joined Denbury Resources as Senior Reservoir Engineer and in 2006 she joined Harvest Oil & Gas as Partner/Engineer.  She worked closely with the other Harvest principals to sell the company to Saratoga Resources where she accepted a position as Senior Reservoir Engineer.  In June of 2010, Ms. Greer became a co-founder of TNR and served as President/CEO.

Item 7.01       Regulation FD Disclosure.

On July 26, 2011, the Company issued a press release announcing the closing of the Loan Agreement. A copy of the press release is furnished herewith as Exhibit 99.01.

Item 9.01       Financial Statements and Exhibits.

(a)          Financial statements of business acquired.  The financial information required hereunder will be submitted by an amendment to this Current Report on Form 8-K within 75 calendar days from the date of the closing of the acquisition of TNR.

(b)          Pro forma financial information. The financial information required hereunder will be submitted by an amendment to this Current Report on Form 8-K within 75 calendar days from the date of the closing of the acquisition of TNR.

(d)          Exhibits.

10.01	Loan Agreement, dated July 22, 2011, by and among Mesa Energy, Inc., Mesa Energy Holdings, Inc., TNR Natural Resources, LLC, Mesa Gulf Coast, LLC and The F&M Bank & Trust Company.

10.02	Security Agreement dated July 22, 2011 by TNR Natural Resources, LLC for the benefit of F&M Bank & Trust Company.

10.03	Mortgage, Collateral Assignment, Security Agreement and Financing Statement, dated July 22, 2011 by TNR Natural Resources, LLC for the benefit of F&M Bank & Trust Company.

10.04	Pledge and Security Agreement dated July 22, 2011 by Mesa Energy, Inc. for the benefit of F&M Bank & Trust Company.

10.05	Unlimited Guaranty dated July 22, 2011 by Mesa Energy Holdings, Inc. for the benefit of F&M Bank & Trust Company.

10.06	Unlimited Guaranty dated July 22, 2011 by Mesa Gulf Coast, LLC for the benefit of F&M Bank & Trust Company.

10.07	Unlimited Guaranty dated July 22, 2011 by Tchefuncte Natural Resources, LLC for the benefit of F&M Bank & Trust Company.

10.08
Membership Interest Purchase Agreement, dated as of June 1, 2011, by and among Mesa Energy Holdings, Inc., Mesa Energy, Inc., Tchefuncte Natural Resources, LLC, Carolyn M. Greer, Willie Willard Powell and David L. Freeman, incorporated by reference to Exhibit 10.01 to the Form 8-K filed with Securities and Exchange Commission on June 6, 2011.

10.09
Amendment to Membership Interest Purchase Agreement, dated as of July 13, 2011, by and among Mesa Energy Holdings, Inc., Mesa Energy, Inc., Tchefuncte Natural Resources, LLC, Carolyn M. Greer, Willie Willard Powell and David L. Freeman.

23.01	Consent of Collarini Associates, Independent Petroleum Engineer

99.01	Mesa Energy Holdings, Inc. press release, dated July 26, 2011.

99.02	Mesa Energy Holdings, Inc. press release, dated July 27, 2011.

99.03	Reserve Report of Collarini Associates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MESA ENERGY HOLDINGS, INC.

Dated: July 28, 2011	BY:	/s/ RANDY M. GRIFFIN
Randy M. Griffin
Chief Executive Officer